                                                                     Exhibit 1.1

                        Sanchez Computer Associates, Inc.

                               3,181,500 Shares of
                                  Common Stock
                            (No Par Value Per Share)


                         Standby Underwriting Agreement
                         ------------------------------

                                                            ___________, 1996
J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Wheat, First Securities, Inc.
Riverfront Plaza
901 East Byrd Street
Richmond, Virginia 23219

Ladies and Gentlemen:

                  Sanchez Computer Associates, Inc., a Pennsylvania corporation (the "Company"), Michael A. Sanchez ("Michael Sanchez"), Frank R. Sanchez ("Frank Sanchez" and, together with Michael Sanchez, the "Sanchez Selling Stockholders"), Radnor Venture Partners, L.P., a __________________ limited partnership ("Radnor"), and Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard") (Michael Sanchez, Frank Sanchez, Radnor and Safeguard are collectively referred to herein as the "Selling Stockholders"), hereby confirm their respective agreements with you with respect to:

                  (i) the proposed distribution by the Company to the Safeguard Shareholders up to an aggregate of 3,030,000 rights (the "Company Rights") (which represent the right to purchase 2,006,500 shares of the Company's common stock, no par value per share (the "Common Stock") to be sold by the Company and 1,023,500 shares of Common Stock to be sold by the Selling Stockholders upon the exercise of 1,023,500 such Company Rights), with (A) each Company Right entitling the holder thereof to purchase at any time prior to the Expiration Date at a subscription price of $____ per share, one share of Common Stock of the Company, and (B) Company Rights being distributed on the basis of one Company Right for each ten shares of Safeguard Stock held (with the holder of shares of Safeguard Stock not evenly divisible by ten entitled to receive the next higher whole number of Company Rights);
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                  (ii) the proposed sale of all Unsubscribed Shares by the
Company and the Selling Stockholders, acting severally and not jointly, with:

                           (A) Other Purchasers Standby Shares being deemed to be Selling Stockholders Unsubscribed Shares to be sold pursuant to the Other Purchasers Standby Purchase
                  Agreements; and

                           (B) all Excess Unsubscribed Shares to be sold to and
                  purchased by the Underwriters, severally and not jointly, in accordance with the terms and conditions of this Agreement; and

                  (iii) The grant by the Company to the Other Purchasers of the Undistributed Rights; and

                  (iv) the grant by the Company to the Underwriters of the option described in Section 3(b) hereof to purchase additional shares of Common Stock for the purpose of covering over-allotments, if any.

                  The parties acknowledge that concurrently with the Offering of the Company Rights that the Company is offering to the Direct Purchasers the Direct Rights with each Direct Right entitling the holder thereof to purchase at a subscription price of $_____ per share at any time prior to the Expiration Date one share of Common Stock. The parties also acknowledge that, except as set forth in Section 7, the shares issuable upon exercise of the Direct Rights shall not be deemed to be Shares for purposes of this Agreement and are not otherwise a part of this Agreement.

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         1.       Certain Definitions.  The following terms shall, when
                  -------------------
used in this agreement, have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Adverse Claim" means the term as used in Section 8302 of the Pennsylvania Uniform Commercial Code.

         "Associated Person Lock-Ups" means the agreements, acceptable in form and substance to the Underwriters, pursuant to which each of the Company's officers, directors and principal shareholders listed in Schedule A attached hereto has agreed not to, without the prior written consent of the Underwriters, transfer, sell offer for sale, contract to sell or otherwise dispose of any shares Common Stock or any securities exercisable or exchangeable for or convertible into Common Stock owned by such person or with respect to which such person has the power of disposition during a period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days following the Expiration Date, except as otherwise permitted in the Associated Person Lock-Ups.

         "Bona fide Purchaser" means the term as defined in Section 8302 of the Pennsylvania Uniform Commercial Code.

         "Closing" means 10:00 a.m., New York City Time on the sixth business day after the Expiration Date (or the first business day thereafter), or at such other time on the same or such other date, not later than ________, 199_, as shall be agreed to by the Selling Stockholders, the Company and the Underwriters.

         "Closing Date" means the time and date of payment for and delivery of the Excess Unsubscribed Shares.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Company Unsubscribed Shares" mans the shares of Common Stock which had been offered by the Company pursuant to the Company Rights but which were not acquired through the exercise of Company Rights on or prior to the Expiration Date (after taking into account the agreement of the Company and the Selling Stockholders that the [343,000] shares of Common Stock to be sold to Warren V. Musser upon exercise of the Musser Rights shall be deemed to be sold by the Selling Stockholders).

         "Coopers & Lybrand" means Coopers & Lybrand L.L.P.

         "Direct Purchasers" means the certain persons selected by the Company to whom the Direct Rights are being granted.

         "Direct Rights" means the offering to the Direct Purchasers of up to 151,500 rights, which represent the right to purchase 151,500 shares of the Common Stock upon the exercise of such Direct Rights.

         "Disagreement" means the term as used in Item 304 of Regulation S-K of the Rules and Regulations.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excess Unsubscribed Shares" means all of the Unsubscribed Shares other than the Other Purchasers Standby Shares.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" means 5:00 p.m., New York City time, on ____________, 1996 or such later date as may be agreed upon by the Underwriters and the Company.

         "Intellectual Property" means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, proprietary techniques, including, without limitation, all software service codes, processes and substances, technology and know-how necessary to conduct (or used to conduct) the business now operated or proposed to be operated by the Company and each of its subsidiaries as described in the Prospectus.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Material Adverse Effect" means a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, value, operations, properties, results of operation or business of the Company and its subsidiaries, taken as a whole.

         "Musser Agreement" means the agreement of the Musser Group pursuant to which the Musser Group has agreed (A) to exercise all Musser Rights and thereby purchase [343,000] shares of Common Stock and (B) to the terms and conditions of the Musser Lock-Up.

         "Musser Group" means Warren Musser and/or his assignees.

         "Musser Lock-Up" means the agreement of the Musser Group not to, without the prior written consent of the Underwriters, transfer, sell, offer for sale, contract to sell or otherwise dispose of any shares of Common Stock or any securities exercisable or exchangeable for or convertible into Common Stock (including the Musser Rights) owned on the date hereof or acquired through the rights offering or with respect to which the Musser Group has the power of disposition during a period commencing on the date the Registration Statement is declared effective.

         "Musser Rights" means the exercise of all Rights granted to the Musser Group as a stockholder of Safeguard.

         "NASD" means the National Association of Securities Dealers,
Inc.

         "Offering" means the public offering of the Excess Unsubscribed Shares as set forth in the Prospectus; provided that Offering shall also include the Other Purchasers Standby Shares purchased by the Underwriters, if any, pursuant to Section 8 hereof.

         "Option Closing Date" means the time of delivery of any of the Option Shares."

         "Option Shares" means any and all shares of Common Stock to be purchased by the Underwriters pursuant to the option described in Section 2(b) of the Agreement.

         "Other Purchasers" means certain persons selected by the Company.

         "Other Purchasers Standby Purchase Agreement" means the Other Purchasers Standby Shares to be sold pursuant to agreements between the Selling Stockholders and the "Other Purchasers" to be entered into after the date hereof and obligating the Other Purchasers to purchase from the Selling Stockholders on the Closing Date at a price of $________ per share the Other Purchasers Standby Shares.

         "Other Purchasers Standby Shares" means the first 300,000 Unsubscribed Shares.

         "Preliminary Prospectus" means each prospectus subject to completion filed with the Registration Statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time of the Registration Statement was or is declared effective).

         "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), the prospectus included in the Registration Statement. For purposes of Sections 2 and 8(d)(v) hereof, all references to the "Prospectus" are deemed to include, in the alternative, the most recent Preliminary Prospectus if the Prospectus is not in existence.

         "Provided Information" means the statements made in the second paragraph preceding the stabilization legend on the inside of the front cover page, the stabilization legend on the inside of the front cover page and the third paragraph under the heading

"UNDERWRITING" in the Prospectus (and the same paragraphs and stabilization legend in any Preliminary Prospectus).

         "Registration Statement" means such registration statement, as amended, at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus.

         "Reportable Event" means the term as used in Item 304 of Regulation S-K of the Rules and Regulations.

         "Rights" means the Direct Rights, the Company Rights and the Undistributed Rights.

         "Rights Agent" means Chase Mellon Shareholder Services L.L.C.

         "Rights Agent Agreement" means the agreement in the form previously approved by the Underwriters, dated the date hereof, with the Selling Stockholders and Chase Mellon Shareholder Services L.L.C., as Rights Agent.

         "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act.

         "Safeguard Shareholders" means the holders of Safeguard Stock as of __________, 1996.

         "Safeguard Stock" means the common stock, $.10 par value per share, of Safeguard.

         "Selling Stockholders Unsubscribed Shares" means the shares of Common Stock which had been offered pursuant to the Company Rights but which were not acquired through exercise of the Company Rights on or prior to the Expiration Date (after taking into account the agreement of the Company and the Selling Stockholders that the [343,000] shares of Common Stock to be sold to Warren V. Musser upon exercise of the Musser Rights shall be deemed to be sold by the Selling Stockholders).

         "Shares" means the Option Shares and the Excess Unsubscribed Shares to be purchased by the Underwriters.

         "Underwriters" means J.P. Morgan Securities Inc. and Wheat, First Securities, Inc.

         "Underwriters Counsel" means Drinker Biddle & Reath.

         "Undistributed Rights" means the undistributed Company Rights in the event that Company Rights to purchase fewer than 3,030,000 shares of Common Stock are granted to holders of the Safeguard

Stock of the shares of Common Stock subject to such undistributed rights.

         "Unsubscribed Shares" means the Selling Stockholders
Unsubscribed Shares together with the Company Unsubscribed Shares.

         2.       Representations and Warranties of the Company, Michael
                  ------------------------------------------------------
Sanchez, Frank Sanchez, Radnor and Safeguard.
--------------------------------------------

                  (a) Each of the Company, Michael Sanchez and Frank Sanchez, jointly and severally, represent and warrant to, and agree with, the Underwriters as follows:

                           (i) The Company has filed with the Commission a registration statement on Form S-1 (No. 333-12863), including a prospectus subject to completion, for the registration of the Rights, the shares of Common Stock subject to the Rights, and the Option Shares under the Act, and have filed with the Commission one or more amendments thereto. After the execution of this Agreement, the Company will file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act as of the time of effectiveness of this Agreement, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act as of the time of effectiveness of this Agreement, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement;

                           (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any part thereof and, to the best knowledge of the Company, no proceedings for a stop order have been instituted or are pending or threatened. When any Preliminary Prospectus was filed with the Commission, it contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations except to the extent that such Preliminary Prospectus did not contain any such required statements, or did not so comply, in a manner corrected in the Prospectus. When the Registration Statement or any amendment thereto was (or is) declared effective, it (A) contained (or will contain) all statements required to be stated therein in accordance with, and complied in all material respects (or will comply in all material respects) with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date and any Option Closing Date, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to the Provided Information;

                            (iii) The Company and each of its subsidiaries (as defined in Rule 405 of the Rules and Regulations) are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to transact business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or leasing of any properties or the character or conduct of their respective operations requires such qualification, except where failures to be so qualified, individually or in the aggregate, would not result in a Material Adverse Effect. The Company does not own any stock of or other equity in, or otherwise control directly or indirectly, any corporation, firm, partnership, trust, joint venture or other business entity, except as disclosed in the Prospectus. None of the subsidiaries of the Company is a Significant Subsidiary, other than Sanchez Software Ltd. and Sanchez Computer Associates International, Inc.

                           (iv) The Company and each of its subsidiaries have all requisite power and authority (corporate and other), and have obtained and currently maintain in full force and effect and are operating in compliance with any and all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including those having jurisdiction over environmental or similar matters) necessary or required to own or lease their respective properties and conduct their respective business as described in the

         Registration Statement, the Prospectus and any amendment or supplement thereto, except where the failure to so maintain or operate would not result in a Material Adverse Effect. The Company and each of its subsidiaries are and have been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations (including without limitation those relating to employment matters and the payment of taxes) except as disclosed in the Prospectus and except where failures to be in compliance, individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or notices of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit that if the subject of unfavorable decisions, rulings or findings, would, individually or in the aggregate, result in a Material Adverse Effect;

                           (v) The Company has duly executed and delivered the Rights Agent Agreement. The shares of Common Stock to be sold by the Company hereunder and upon the exercise of the Rights are subject to the rights and interests of the Underwriters and the Rights Agent hereunder and under the Rights Agent Agreement. Except to the extent otherwise provided therein, the arrangements for custody or reservation and delivery of the certificates for such shares, made by the Company hereunder and under the Rights Agent Agreement, are irrevocable, and are not subject to termination by any acts of the Company, or by operation of law;

                           (vi) The Company has all requisite power and authority (corporate and other) to enter into this Agreement and the Rights Agent Agreement, and to consummate the transactions provided for herein and therein; and this Agreement and the Rights Agent Agreement have each been duly authorized, executed and delivered by the Company. Each of this Agreement and the Rights Agent Agreement, assuming due authorization, execution and delivery by the other parties to such agreement, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy. The Company's execution and delivery of this Agreement and the Rights Agent Agreement, its performance of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby by it, and its conduct of its business as described in the Registration Statement, the Prospectus and any amendment or supplement thereto, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or material equities of any kind whatsoever upon, any right, property or assets (tangible or intangible) of the Company or any of its subsidiaries pursuant to the terms of (A) the charter or bylaws, each as amended to date, of the Company or any of its subsidiaries, (B) any lease, license, permit, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement (including any related to indebtedness) or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a Material Adverse Effect and does not and would not interfere with the Offering or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective activities or properties adopted or issued by an arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective activities or properties (other than such as may be required under state securities or "Blue Sky" laws and such as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters);

                           (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the offer, issuance and sale of the shares of Common Stock to be sold by the Company hereunder or upon exercise of the Rights, the Company's performance of its obligations hereunder, or the consummation by the Company of the other transactions contemplated hereby, except (A) such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters, (B) any filing of the Prospectus pursuant to Rule 424(b) or 430A of the Rules and Regulations and, if the Registration Statement has not been declared effective, an order of the Commission declaring the Registration Statement effective under the Act, and (C) such other approvals as have been obtained and remain in full force and effect;

                           (viii) The authorized, issued and outstanding capital stock of the Company is set forth and conforms to the description thereof, contained in the Registration Statement, the Prospectus, and any amendment or supplement thereto. All of the issued shares of capital stock of the Company, including the shares to be sold by each of the Selling Stockholders, have been duly authorized and validly issued, and are fully paid and nonassessable; the holders thereof have no rights of rescission against the Company with respect thereto and are not subject to personal liabilities solely by reason of being such holders (except to the extent that as a result of acquiring a substantial number of shares of Common Stock a holder may be subject to claims of personal liability as an affiliate or control person of the Company, as to which no representation is made hereby); and none of such shares have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Articles of Incorporation, as amended, the Company's By-Laws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound. The shares of Common Stock offered by the Company and to be sold upon the exercise of the Rights or pursuant to this Agreement have been duly authorized and at the Closing Date, after payment therefor in accordance herewith or in accordance with the terms and conditions of the Rights (as the case may be), will be validly issued, fully paid and nonassessable and not subject to any Adverse Claim, with no personal liability attaching to the holder solely as a result of the ownership thereof (except to the extent that as a result of acquiring a substantial number of shares of Common Stock a holder may be subject to claims of personal liability as an affiliate or control person of the Company, as to which no representation is made hereby). Upon the issuance and delivery pursuant to this Agreement and the Rights Agent Agreement of the Shares to be sold by the Company, assuming that each of the Underwriters is a Bona Fide Purchaser, as defined in Section 8302 of the Pennsylvania Uniform Commercial Code, the Underwriters will acquire good and marketable title to the Shares free and clear of any liens, charges, claims, preemptive rights, encumbrances, pledges, security interests, defects or other like restrictions or like material equity of any kind whatsoever. The shares of Common Stock offered by the Company and to be sold upon the exercise of the Rights or pursuant to this Agreement will conform to the description thereof contained in the Prospectus. There are no preemptive or other rights to subscribe for or to purchase nor any restriction upon the voting or transfer of, any Common Stock pursuant to the Company's Articles of Incorporation or ByLaws, as each amended to date, or pursuant to any agreement among shareholders to which the Company is a party, by which it is bound or of which it has knowledge, and the Shares to be sold by the Company are not otherwise subject to any preemptive or other similar rights of any security holder. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. Except as described in the Prospectus with respect to Common Stock that may be registered by the Company in a registration statement on Form S-8, no holders of any securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company during a period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days following the Expiration Date or to require the Company to file a registration statement under the Act during such period. All of the (i) Rights and (ii) outstanding shares of Common Stock and all of the shares of Common Stock to be issued by the Company as contemplated herein have been approved for quotation upon notice of issuance on the Nasdaq National Market of the Nasdaq Stock Market;

                           (ix) The consolidated financial statements and schedules of the Company included in the Registration Statement, the Prospectus and any amendment or supplement thereto fairly present the consolidated financial position and results of operations of the Company as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles, as in effect in the United States and as consistently applied throughout the periods involved and in accordance with the Rules and Regulations. The selected consolidated financial data set forth under the caption "SELECTED CONSOLIDATED FINANCIAL DATA" in the Prospectus fairly present, on the basis stated therein, the information included therein. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's internal accounting controls are designed to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended. Coopers & Lybrand, whose reports are filed with the Commission as a part of the Registration Statement, are independent auditors as required by the Act and the Rules and

         Regulations. Since ______________, 19__, Coopers & Lybrand has been the only public accountants engaged by the Company, and the Company has not had any Disagreement with Coopers & Lybrand and has not experienced any Reportable Event since

         _____________;

                           (x) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed by them or have duly requested extensions thereof, except in any case in which the failure so to file, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries have paid all taxes required to be paid by them and all other assessments, fines or penalties, if any, levied against any of them, to the extent that any of the foregoing are due and payable, except for (A) any such assessment, fine or penalty that is currently being contested in good faith or (B) any case in which the failure so to pay, individually or in the aggregate, would not have a Material Adverse Effect;

                           (xi) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with the issuance by the Company, or the purchase by the Underwriters, of the Shares to be sold by the Company or any resales of such Shares by the Underwriters;

                           (xii) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or like equities of any kind whatsoever, other than (A) liens for taxes not yet due and payable, (B) liens as described or referred to in the Prospectus and
         (C) liens that are not material in amount in relation to the business of the Company and which do not interfere with the Offering;

                           (xiii) Except as disclosed in the Prospectus, the Company and each of its subsidiaries own or possess adequate licenses or other rights, in each case free of fees, charges or royalties payable after the date hereof, to use the Intellectual Property, except where the lack thereof would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and does not know of any such infringement of or conflict with) rights or claims of others with respect to the Intellectual Property, any of the activities engaged in, or proposed to be engaged in, by the Company or any of its subsidiaries or any challenge to the ownership or right of the Company or any of its subsidiaries with respect to the Intellectual Property which could result in a Material Adverse Effect or which could have a material adverse effect on the development, marketing or sale of any of the Company's existing or contemplated products, services or processes as described in the Prospectus. None of the products, services or processes of the Company or any of its subsidiaries referred to in such Prospectus and relating to the business of the Company or any of its subsidiaries now operated or proposed to be operated by any of them as described in such Prospectus infringes or conflicts with any right or patent, or with any discovery, invention, product or process which is the subject of any patent application known to the Company, in a manner which would result in a Material Adverse Effect;

                           (xiv) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business at a cost that would not result in a Material Adverse Effect;

                           (xv) Neither the Company nor any of its subsidiaries is in breach of, or in default under, any term, covenant or provision of any license, permit, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets (tangible or intangible) is subject or affected, except as disclosed in the Registration Statement and Prospectus and except as to defaults that
         (A) individually or in the aggregate would not have a Material Adverse Effect and (B) would not interfere with the Offering. Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or bylaws, each as amended to date;

                           (xvi) Other than as disclosed in the Prospectus, there is not pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or involving the properties or business of the Company or any of its subsidiaries, (or, to the Company's knowledge, any circumstances that may give rise to the same), any action, suit, proceeding, investigation, litigation or governmental proceeding (including those having jurisdiction over environmental or similar matters), domestic or foreign, that

         (A) is required to be disclosed in the Registration Statement and is not so disclosed, (B) questions the validity of the capital stock of the Company or the validity or enforceability of this Agreement,
         (C) questions the validity of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, or (D) could materially adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or result in a Material Adverse Effect. Any such proceedings summarized in the Prospectus are accurately summarized in all material respects;

                           (xvii) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of its subsidiaries has (A) issued any securities other than the Rights, the shares of Common Stock to be sold by the Company upon the exercise of the Rights, the Shares to be sold by the Company pursuant to this Agreement and shares of Common Stock issuable upon the exercise of stock options disclosed in the Prospectus as outstanding as of the date hereof, (B) incurred any liability or obligation, direct or contingent, for borrowed money,
         (C) entered into any transaction other than in the ordinary course of business, (D) declared or paid any dividend or made any other distribution on or in respect of its capital stock, or (E) entered into any transactions with any affiliate, including, without limitation, the Selling Stockholders or their respective affiliates;

                           (xviii) The Company and each of its subsidiaries have satisfactory employer-employee relationships with their respective employees. No labor or other dispute with the employees of the Company or any of its subsidiaries as a group exists, or, to the best knowledge of the Company, is imminent;

                           (xix) Except as disclosed in the Registration Statement or the Prospectus, each employee benefit plan, within the meaning of Section 3(3) of ERISA that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of
         Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                           (xx) The minutes books of the Company and each of its subsidiaries made available to Underwriters' Counsel, (A) contain minutes and consents from all meetings and actions of the Company's and each such subsidiary's stockholders, board of directors, and the committees of such board since the respective dates of organization of the Company and each of its subsidiaries and (B) reflect all transactions referred to in such minutes accurately in all material respects;

                           (xxi) All agreements filed as exhibits to the Registration Statement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of their respective assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company or such subsidiary, as appropriate, and constitute the legal, valid and binding agreements of the Company, or such subsidiary, as appropriate, enforceable in accordance with their respective terms, subject in each case to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity and except as rights to indemnity and contribution under this Agreement may be limited by applicable law, statutory duties or public policy. The descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto, of agreements, whether written or oral, and of other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1 under the Act. There are no agreements, whether written or oral, or other documents that are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required;

                           (xxii) Neither the Company nor any of its officers, directors, or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or the Rights in violation of Rules 10b-6 or 10b-7 under the Exchange Act;

                           (xxiii) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, advisory or origination fee or otherwise, either with respect to the sale of the shares of Common Stock to be sold by the Company upon exercise of the Rights, the sale of the Shares hereunder or with respect to the proceeds received by the Company from such sales. Other than as reflected in this Agreement, there are no other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company's knowledge, any of its officers, directors, or affiliates that may constitute "underwriter's compensation," as determined by the NASD;

                           (xxiv) The Company has delivered or caused to be delivered to the Underwriters the Associated Person Lock-Ups;

                           (xxv) All of the Rights have been duly authorized and validly issued, and, when issued and distributed as set forth in the Prospectus, will be legally issued and valid and binding obligations of the Company having the rights summarized in the Prospectus; and none of such Rights will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Articles of Incorporation, as amended, the Company's By-Laws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound;

                           (xxvi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                           (xxvii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described;

                           (xxviii) The Company is not and, after giving effect to the Offering, will not be an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

                           (xxix) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

                  (b) Each of the Sanchez Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with the Underwriters as follows:

                           (i) Such Sanchez Selling Stockholder has duly executed and delivered the Rights Agent Agreement pursuant to which certificates in negotiable form for the shares of Common Stock to be sold by him upon the exercise of the Rights, pursuant to the Other Purchasers Standby Purchase Agreements and pursuant to this Agreement have been placed in custody, for delivery pursuant to the terms of the Rights Agent Agreement, the Other Purchasers Standby Purchase Agreements and this Agreement. The shares represented by the certificates so held in custody for such Sanchez Selling Stockholder are subject to the interests hereunder of the Underwriters and of the Rights Agent under the Rights Agent Agreement. Except to the extent provided therein, the arrangements for custody and delivery of such certificates, made by such Sanchez Selling Stockholder hereunder and under the Rights Agent Agreement and the Other Purchasers Standby Purchase Agreements, are to that extent irrevocable, and are not subject to termination by any acts of such Sanchez Selling Stockholder, or by operation of law;

                           (ii) Such Sanchez Selling Stockholder has the legal right and power to enter into the Rights Agent Agreement, the Other Purchasers Standby Purchase Agreements and this Agreement and to sell, transfer and deliver the Shares proposed to be sold by him hereunder, the shares of Common Stock to be sold by him upon the exercise of the Rights and the shares of Common Stock to be sold by him pursuant to the Other Purchasers Standby Purchase Agreements. The Rights Agent Agreement has been and the Other Purchasers Standby Purchase Agreements will be prior to the Closing Date duly executed by such Sanchez Selling Stockholder, and, assuming due execution and delivery by the other respective parties thereto, constitute the legal, valid and binding obligations of such Sanchez Selling Stockholder enforceable against him in accordance with their respective terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity. This Agreement has been duly executed and delivered by such Sanchez Selling Stockholder and, assuming due authorization, execution and delivery by the Underwriters, Radnor, the other Sanchez Selling Stockholder and Safeguard, constitutes the legal, valid and binding obligation of such Sanchez Selling Stockholder enforceable against such Sanchez Selling Stockholder in accordance with the terms hereof, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights of indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy;

                           (iii) The execution and delivery of this Agreement, the Rights Agent Agreement and the Other Purchasers Standby Purchase Agreements and the performance by each Sanchez Selling Stockholder of his obligations hereunder and thereunder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, loan or credit agreement or any other agreement or instrument to which such Sanchez Selling Stockholder is a party or by which he is or may be bound or to which any of his properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, prospects, value, operation, properties, results of operation or business of the Company and does not and would not interfere with the Offering, or (B) any statute, judgment, decree, order, rule or regulation applicable to such Sanchez Selling Stockholder or any of his activities or properties adopted or issued by any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over such Sanchez Selling Stockholder or any of his activities or properties. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by each Sanchez Selling Stockholder of the transactions contemplated herein, in the Rights Agent Agreement or in the Other Purchasers Standby Purchase Agreements, except (A) such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws of the NASD in connection with the purchase and distribution of the Shares by the Underwriters, (B) any filing of the Prospectus pursuant to Rule 424(b) or 430A of the Rules and Regulations and, if the Registration Statement has not been declared effective, an order of the Commission declaring the Registration Statement effective under the Act, and (C) such other approvals as have been obtained and remain in full force and effect; and

                           (iv) Each Sanchez Selling Stockholder has, and on the Closing Date will have, good and marketable title to the Shares proposed to be sold by such Sanchez Selling Stockholder hereunder and the shares of Common Stock to be sold upon the exercise of the Rights, and none of such shares will be subject to any Adverse Claim. Upon delivery of and payment for the Shares to be sold by such Sanchez Selling Stockholder hereunder, assuming that each of the Underwriters is a Bona Fide Purchaser, the Underwriters will acquire good and marketable title thereto free and clear of any liens, charges, claims, preemptive rights, encumbrances, pledges, security interests, voting trusts, defects or other like restrictions or other like material equity of any kind whatsoever.

                  (c) Safeguard represents and warrants to, and agrees with the Underwriters as follows:

                           (i) Safeguard has duly executed and delivered the Rights Agent Agreement pursuant to which certificates in negotiable form for the shares of Common Stock to be sold by it upon the exercise of the Rights, pursuant to the Other Purchasers Standby Purchase Agreements and pursuant to this Agreement have been placed in custody for delivery pursuant to the terms of the Rights Agent Agreement, the Other Purchasers Standby Purchase Agreements and this Agreement. The shares represented by the certificates so held in custody for Safeguard are subject to the interests hereunder of the Underwriters, the Company and the Rights Agent under the Rights Agent Agreement. Except to the extent provided therein, the arrangements for custody and delivery of such certificates, made by Safeguard hereunder, under the Other Purchasers Standby Purchase Agreements and under the Rights Agent Agreement, are to that extent irrevocable, and are not subject to termination by any acts of Safeguard, or by operation of law;

                           (ii) Safeguard has the legal right and power to enter into the Other Purchasers Standby Purchase Agreements, the Rights Agent Agreement and this Agreement and to sell, transfer and deliver the Shares proposed to be sold by it hereunder, the shares of Common Stock to be sold by it pursuant to the Other Purchasers Standby Purchase Agreements and the shares of Common Stock to be sold by it upon the exercise of the Rights. This Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement have been duly authorized by Safeguard. The Rights Agent Agreement has been and the Other Purchasers Standby Purchase Agreements will be prior to the Closing Date duly executed by Safeguard, and, assuming due execution and delivery by the other respective parties thereto, constitutes the legal, valid and binding obligation of Safeguard enforceable against it in accordance with its terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity. This Agreement has been duly executed and delivered on behalf of Safeguard and, assuming due authorization, execution and delivery by the Company, the Underwriters, and the Sanchez Selling Stockholders, constitutes the legal, valid and binding obligation of Safeguard enforceable against Safeguard in accordance with the terms hereof, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights of indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy;

                           (iii) The execution and delivery of this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement and the performance by Safeguard of its obligations hereunder and thereunder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the Articles of Incorporation or By-Laws of Safeguard, as amended to date, (B) any lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, loan or credit agreement or any other agreement or instrument to which Safeguard is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, prospects, value, operation, properties, results of operation or business of Safeguard and does not and would not interfere with the Offering, or (C) any statute, judgment, decree, order, rule or regulation applicable to Safeguard or any of its activities or properties adopted or issued by any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over Safeguard or any of its activities or properties. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by Safeguard of the transactions contemplated herein, in the Other Purchasers Standby Purchase Agreements or in the Rights Agent Agreement, except (A) such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws of the NASD in connection with the purchase and distribution of the Shares by the Underwriters, (B) any filing of the Prospectus pursuant to Rule 424(b) or 430A of the Rules and Regulations and, if the Registration Statement has not been declared effective, an order of the Commission declaring the Registration Statement effective under the Act, and (C) such other approvals as have been obtained and remain in full force and effect;

                           (iv) Safeguard has, and on the Closing Date will have, good and marketable title to the Shares proposed to be sold by Safeguard hereunder and the shares of Common Stock to be sold upon the exercise of the Rights, and none of such shares will be subject to any Adverse Claim. Upon delivery of and payment for the Shares to be sold by Safeguard hereunder, assuming that each of the Underwriters is a Bona Fide Purchaser the Underwriters will acquire good and marketable title thereto free and clear of any liens, charges, claims, preemptive rights, encumbrances, pledges, security interests, voting trusts, defects or other like restrictions or other like material equity of any kind whatsoever;

                           (v) To the best knowledge of Safeguard, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any part thereof and, to the best knowledge of Safeguard, no proceedings for a stop order have been instituted or are pending or threatened. When any Preliminary Prospectus was filed with the Commission, it contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations except to the extent that such Preliminary Prospectus did not contain any such required statements, or did not so comply, in a manner corrected in the Prospectus. To the best knowledge of Safeguard, when the Registration Statement (or any amendment thereto) was (or is) declared effective, it (A) contained (or will contain) all statements required to be stated therein in accordance with, and complied in all material respects (or will comply in all material respects) with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. To the best knowledge of Safeguard, when the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date and any Option Closing Date, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (v) do not apply to the Provided Information;

                           (vi) To the best knowledge of Safeguard, the descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto of agreements, whether written or oral, and of other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1 under the Act. To the best knowledge of Safeguard, there are no agreements, whether written or oral, or other documents that are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required;

                           (vii) Neither Safeguard nor any of its officers, directors, or affiliates (within the meaning of the Rules and Regulations) has (a) made or caused to be effected any transaction, directly or indirectly, designed to or that has constituted or that might reasonably be expected to cause or result in stabilization of the price of the Common Stock or the Rights, (b) taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in manipulation of the price of the Common Stock or the Rights in violation of Rules 10b-6 or 10b-7 under the Exchange Act, or (c) failed to comply with the Act or the Rules and Regulations in order to effect the transactions contemplated hereby; and

                           (viii) Safeguard has delivered or caused to be delivered to the Underwriters a copy of the Musser Agreement pursuant to which the Musser Group has agreed to (A) exercise the Musser Rights and (B) the Musser Lock-Up.

                  (d) Radnor represents and warrants to, and agrees with the Underwriters as follows:

                           (i) Radnor has duly executed and delivered the Rights Agent Agreement pursuant to which certificates in negotiable form for the shares of Common Stock to be sold by it upon the exercise of the Rights, pursuant to the Other Purchasers Standby Purchase Agreements and pursuant to this Agreement have been placed in custody for delivery pursuant to the terms of the Rights Agent Agreement, the Other Purchasers Standby Purchase Agreements and this Agreement. The shares represented by the certificates so held in custody for Radnor are subject to the interests hereunder of the Underwriters, the Company and the Rights Agent under the Rights Agent Agreement. Except to the extent provided therein, the arrangements for custody and delivery of such certificates, made by Radnor hereunder, under the Other Purchasers Standby

         Purchase Agreements and under the Rights Agent Agreement, are to that extent irrevocable, and are not subject to termination by any acts of Radnor, or by operation of law;

                           (ii) Radnor has the legal right and power to enter into the Other Purchasers Standby Purchase Agreements, the Rights Agent Agreement and this Agreement and to sell, transfer and deliver the Shares proposed to be sold by it hereunder, the shares of Common Stock to be sold by it pursuant to the Other Purchasers Standby Purchase Agreements and the shares of Common Stock to be sold by it upon the exercise of the Rights. This Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement have been duly authorized by Radnor. The Rights Agent Agreement has been and the Other Purchasers Standby Purchase Agreements will be prior to the Closing Date duly executed by Radnor, and, assuming due execution and delivery by the other respective parties thereto, constitutes the legal, valid and binding obligation of Radnor enforceable against it in accordance with its terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity. This Agreement has been duly executed and delivered on behalf of Radnor and, assuming due authorization, execution and delivery by the Company, the Underwriters, the Sanchez Selling Stockholders and Safeguard, constitutes the legal, valid and binding obligation of Radnor enforceable against Radnor in accordance with the terms hereof, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights of indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy;

                           (iii) The execution and delivery of this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement and the performance by Radnor of its obligations hereunder and thereunder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the relevant organizational documents or Partnership Agreement of Radnor, as amended to date, (B) any lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, loan or credit agreement or any other agreement or instrument to which Radnor is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, prospects, value, operation, properties, results of operation or business of Radnor and does not and would not interfere with the Offering, or (C) any statute, judgment, decree, order, rule or regulation applicable to Radnor or any of its activities or properties adopted or issued by any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over Radnor or any of its activities or properties. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by Radnor of the transactions contemplated herein, in the Other Purchasers Standby Purchase Agreements or in the Rights Agent Agreement, except (A) such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws of the NASD in connection with the purchase and distribution of the Shares by the Underwriters, (B) any filing of the Prospectus pursuant to Rule 424(b) or 430A of the Rules and Regulations and, if the Registration Statement has not been declared effective, an order of the Commission declaring the Registration Statement effective under the Act, and (C) such other approvals as have been obtained and remain in full force and effect;

                           (iv) Radnor has, and on the Closing Date will have, good and marketable title to the Shares proposed to be sold by Radnor hereunder and the shares of Common Stock to be sold upon the exercise of the Rights, and none of such shares will be subject to any Adverse Claim. Upon delivery of and payment for the Shares to be sold by Radnor hereunder, assuming that each of the Underwriters is a Bona Fide Purchaser, the Underwriters will acquire good and marketable title thereto free and clear of any liens, charges, claims, preemptive rights, encumbrances, pledges, security interests, voting trusts, defects or other like restrictions or other like material equity of any kind whatsoever;

                           (v) To the best knowledge of Radnor, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any part thereof and, to the best knowledge of Radnor, no proceedings for a stop order have been instituted or are pending or threatened. When any Preliminary Prospectus was filed with the Commission, it contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations except to the extent that such Preliminary Prospectus did not contain any such required statements, or did not so comply, in a manner corrected in the Prospectus. To the best knowledge of Radnor, when the Registration Statement (or any amendment thereto) was (or is) declared effective, it (A) contained (or will contain) all statements required to be stated therein in accordance with, and complied in all material respects (or will comply in all material respects) with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. To the best knowledge of Radnor, when the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date and any Option Closing Date, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (v) do not apply to the Provided Information;

                           (vi) To the best knowledge of Radnor, the descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto of agreements, whether written or oral, and of other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1 under the Act. To the best knowledge of Radnor, there are no agreements, whether written or oral, or other documents that are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required; and

                           (vii) Neither Radnor nor any of its general partners or affiliates (within the meaning of the Rules and Regulations) has
         (a) made or caused to be effected any transaction, directly or indirectly, designed to or that has constituted or that might reasonably be expected to cause or result in stabilization of the price of the Common Stock or the Rights, (b) taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in manipulation of the price of the Common Stock or the Rights in violation of Rules 10b-6 or 10b-7 under the Exchange Act, or (c) failed to comply with the Act or the Rules and Regulations in order to effect the transactions contemplated hereby.

         3.       Purchase, Sale and Delivery of the Shares.
                  -----------------------------------------

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and the Company and the Selling Stockholders agree to sell to the Underwriters, and the Underwriters agree to purchase, all of the Excess Unsubscribed Shares at a price of $____ per share.

                  (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained and upon not less than two business days' notice from the Underwriters, for a period of 20 days after the Expiration Date, the Company and the Selling Stockholders agree to sell to the Underwriters all or part of up to 303,000 Option Shares at a purchase price of $____ per share for the sole purpose of covering over-allotments that may be made in connection with the offering and distribution of the shares of Common Stock and/or Excess Unsubscribed Shares. The Company and the Selling Stockholders further agree that 151,500 of the Option Shares will be sold by the Company and that the aggregate of 151,500 Option Shares will be sold by the Selling Stockholders and that any such exercise will be deemed to be sold on a pro rata basis by the Company and the Selling Stockholders on the same basis as the portion of the 3,030,000 shares to be sold by the Company and each of the Selling Stockholders. The Underwriters may exercise their option to purchase all or any portion of the Option Shares from the Company and the Selling Stockholders up to two times, provided that the aggregate number of Option
                              --------
Shares purchased by the Underwriters shall not exceed 303,000. Delivery of the Option Shares shall be made concurrently with payment therefor. Option Shares may be purchased by the Underwriters only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the shares of Common Stock and/or the Excess Unsubscribed Shares. No Option Shares shall be delivered unless the Excess Unsubscribed Shares (if any are purchased by the Underwriters) shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

                  (c) Payment of the respective aggregate purchase prices of the Excess Unsubscribed Shares purchased from the Company and the Selling Stockholders shall be made by the Underwriters on the Closing Date by certified or official bank checks in next day funds, payable to or upon the order of the Company and the Selling Stockholders at the offices of J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, or at such other place as shall be agreed upon by the Underwriters and the Company, upon delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Excess Unsubscribed Shares to the Underwriters. Delivery and payment for the Excess Unsubscribed Shares shall be made at the Closing. In addition, in the event that any or all of the Option Shares are purchased by the

Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above mentioned office or at such other place as shall be agreed upon by the Underwriters and the Company, on each Option Closing Date as specified in the notice from the Underwriters to the Company. Certificates for the Excess Unsubscribed Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Excess Unsubscribed Shares and the Option Shares, if any, shall be made available to the Underwriters at such office or such other place as the Underwriters may designate for inspection, checking and packaging not later than 9:30 a.m., New York City time, on the last business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

                  (d) Delivery of certificates representing the shares of Common Stock to be sold pursuant to the exercise of the Rights, and the payment of the subscription price therefor to the Company and the Selling Stockholders, shall be made at the Closing on the Closing Date, irrespective of whether or not any Excess Unsubscribed Shares are to be purchased by the Underwriters at such Closing.

         4.       Public Offering of the Excess Unsubscribed Shares.
                  -------------------------------------------------

                  As soon after the Registration Statement becomes effective as the Underwriters deem advisable, the Underwriters shall make the Offering.

         5.       Registration of Common Stock in Certain States.
                  ----------------------------------------------

                  (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Underwriters will act (or at their expense, will cause another broker-dealer registered in such state to act) as the agent of the Company and the Selling Stockholders to effect the offering of the Rights and the sale of the shares of Common Stock upon exercise thereof or pursuant to the Other Purchasers Standby Purchase Agreements in the states of Connecticut, Florida, Nebraska, Nevada, New Hampshire, New York, such states being those states in which applicable state law requires that a registered broker-dealer effect the offering of the Rights or the shares of Common Stock purchasable upon exercise thereof or pursuant to the Other Purchasers Standby Purchase Agreements. The Underwriters may delegate their obligations under the immediately preceding sentence through another registered broker-dealer satisfactory to them in states where the Underwriters are not registered as such. The Underwriters shall not be liable under this Section 5(a), except for gross negligence, lack of good faith and for their obligations expressly assumed hereunder.

                  (b) The Company will deliver to the Underwriters, on or before the day the Registration Statement becomes effective, a "Blue Sky Memorandum" (herein so called), prepared by Morgan, Lewis & Bockius LLP relating to the securities or Blue Sky laws of any jurisdictions in which the transfer of the Rights or the offer and sale of the Common Stock is required to be qualified or registered, which will set forth the circumstances under which said transfer or offers and sales may be made and advising that the appropriate action, if any, will be taken in each of such jurisdictions so as to permit the transfer of the Rights and the offer and sale of the Common Stock (whether upon or in connection with the exercise of Rights, as part of the public offering of the Shares by the Underwriters or pursuant to the Other Purchasers Standby Purchase Agreements) to the persons resident in the jurisdictions indicated in such survey. Such Blue Sky Memorandum may be based upon qualification of the Rights and the Common Stock as necessary with appropriate persons in such jurisdictions and an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations and upon interpretive advice obtained from representatives of certain securities commissions and such local counsel as may be necessary. Such Blue Sky Memorandum will be furnished only for the Underwriters' general information and guidance rather than as an opinion of counsel with regard to the laws of the jurisdictions referred to therein.

         6.       Covenants of the Company and the Selling Stockholders.
                  -----------------------------------------------------

                  (a) The Company covenants and agrees with the Underwriters as follows:

                           (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. Unless required by law, the Company will not file with the Commission the prospectus or amendment referred to in the second sentence of Section 1(a)(i) hereof, any amendment or supplement to such prospectus, any amendment to the Registration Statement, or any document under the Exchange Act before termination of the offering of the Shares by the Underwriters of which the Underwriters shall not previously have been advised and furnished with a copy, or to which the Underwriters shall have reasonably objected by notice to the Company in writing after having been provided a copy thereof, or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations. During the time when a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as amended or supplemented. The Company will prepare and file with the Commission, promptly upon the reasonable request by the Underwriters or Underwriters' Counsel, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and will use its best efforts to cause the same to be filed with the Commission as promptly as possible;

                           (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters, with a confirmation in writing, of (A) the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto,
         (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

                           (iii) If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) and Rule 430A(a)(3) of the Rules and Regulations;

                           (iv) The Company will arrange for the qualification of the shares of Common Stock for offering and sale under the securities or "Blue Sky" laws of such jurisdictions in which recipients of Rights and the Other Purchasers are resident and such jurisdictions as the Underwriters may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the shares of Common Stock, provided, however, that
                                                         --------  -------
         in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction;

                           (v) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of the Company or counsel for the Company, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriters thereof and, subject to Section 6(a)(i) hereof, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of the Underwriters or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Underwriters will promptly notify the Company thereof and the Company will, subject to Section 6(a)(i) hereof, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company will furnish to the Underwriters and dealers (whose names and addresses shall be furnished to the Company by the Underwriters) to which Shares may have been sold on behalf of the Underwriters and to any other dealers upon request, a reasonable number of copies of any amendment or supplement prepared pursuant to this paragraph (v);

                           (vi) The Company will furnish to each of the Underwriters and to Underwriters' Counsel, without charge, a signed copy of the registration statement originally filed with respect to the Shares and each amendment thereto. So long as the Underwriters or any dealer is required by the Act or the Rules and Regulations to deliver a prospectus, the Company will also furnish as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Company will provide to the Underwriters a copy of the report on Form SR filed by the Company pursuant to Rule 463 of the Rules and Regulations;

                           (vii) As soon as practicable after the effective date of the Registration Statement, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters an earnings statement that will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations;

                           (viii) For a period of five years following the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and will deliver to the Underwriters unaudited quarterly reports of earnings (through delivery of the Company's quarterly reports filed with the Commission on Form 10-Q or Form 10QSB) and the following:

                                    (A) concurrently with furnishing quarterly
                  reports, if any, to the stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders;

                                    (B) concurrently with furnishing such annual
                  reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate thereon of independent public accountants;

                                    (C)     as soon as they are available,
                  copies of all reports (financial or other) mailed to its stockholders;

                                    (D) as soon as they are available, copies of
                  all reports (other than preliminary proxy materials) and financial statements furnished to or filed with the Commission, the NASD or Nasdaq which are available to the public;

                                    (E) as soon as they are available every
                  press release and every material news item or article of interest to the financial community in respect of the Company or its affairs that is released or prepared by the Company; and

                                    (F)     any additional information of a
                  public nature concerning the Company that the Underwriters may reasonably request from time to time;

                           (ix) The Company will maintain a Transfer Agent and Registrar for the Common Stock. Effective as of the Closing Date, the Company will cause the Transfer Agent for the Common Stock to make appropriate "stop transfer" restrictions in its records relating to the certificates representing all shares of Common Stock subject to restrictions under the agreements described in Section 2(a)(xxiv) hereof, Sections 2(b)(i), 2(c)(i), 2(d)(i) and Sections 6(b)(i), 6(c)(i) and 6(d)(i) hereof;

                           (x) During the period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days after the Expiration Date, the Company, will not, without the prior written consent of the Underwriters, (A) directly or indirectly, transfer, sell, offer for sale, contract for sale, grant any option for the sale of, or otherwise dispose of (or announce any transfer, sale, offer for sale, contract for sale, grant of any option for sale of, or other disposition of) any shares of Common Stock, or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (except as contemplated by this Agreement) or
         (B) file any registration statement relating to any such securities with the Commission or any other authority except as contemplated herein, provided, however, that (1) the Company may grant or issue
                 --------  -------
         securities pursuant to any employee stock option plan or stock purchase plan or outstanding stock options described in the Prospectus and, commencing after the Closing Date, may file a registration statement on Form S-8 with respect to such plans and (2) the Company may issue Common Stock, or other securities convertible into, or exercisable or exchangeable for shares of Common Stock, as consideration for any acquisition by the Company so long as the party being issued such securities signs an agreement, acceptable in form and substance to the Underwriters, that such party will not transfer, sell, offer for sale, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock owned by such party or with respect to which such party has the power of disposition during a period commencing on the date of issuance of such securities and ending 180 days following the Expiration Date;

                           (xi) The Company will apply the net proceeds from the sale of the Common Stock sold by it in the manner set forth under "USE OF PROCEEDS" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used directly or indirectly to acquire any securities issued by the Company;

                           (xii) The Company will furnish to the Underwriters as early as practicable prior to each of the date hereof, the

         Closing Date and each Option Closing Date, if any, but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in each case shall not be earlier than the last day of the preceding month, unless such month-end shall be less than three business days prior to the date such statements are to be delivered) that have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 8(j) hereof;

                           (xiii) The Company will cause the Shares and the Rights to be approved for quotation on the Nasdaq National Market and will use its reasonable efforts to maintain such approvals;

                           (xiv) The Company will file and cause to become effective prior to the Closing Date a registration statement with respect to the Common Stock pursuant to Section 12(g) of the Exchange Act and will use its best efforts to maintain such registration;

                           (xv) The Company will apply the net proceeds from the sale of the shares of Common Stock sold by it and conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended; and

                           (xvi) The Company will furnish, without charge, to the Underwriters and Underwriters' counsel within four months of the Closing Date such number of closing binders as the Underwriters and Underwriters' counsel may reasonably request.

                  (b) Each of the Sanchez Selling Stockholders covenants and agrees with the Underwriters as follows:

                           (i) During the period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days after the Expiration Date, each Sanchez Selling Stockholder will not, without the prior written consent of the Underwriters, directly or indirectly, transfer, sell, offer for sale, contract for sale, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, except as contemplated in this Agreement; and

                           (ii) Each Sanchez Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriters of the Shares to be purchased by the Underwriters from such Sanchez Selling Stockholder.

                  (c) Safeguard covenants and agrees with the Underwriters as follows:

                           (i) During the period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days after the Expiration Date, Safeguard will not, without the prior written consent of the Underwriters, directly or indirectly, transfer, sell, offer for sale, contract for sale, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock except (A) as contemplated in this Agreement or (B) pursuant to grants or sales of such shares to employees of Safeguard or its subsidiaries, provided that such transferees agree to be bound by the restrictions contained in this paragraph; and

                           (ii) Safeguard will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriters of the Shares to be purchased by the Underwriters from Safeguard.

                  (d) Radnor covenants and agrees with the Underwriters as follows:

                           (i) During the period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days after the Expiration Date, Radnor will not, without the prior written consent of the Underwriters, directly or indirectly, transfer, sell, offer for sale, contract for sale, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock except (A) as contemplated in this Agreement or (B) pursuant to grants or sales of such shares to employees of Radnor or its subsidiaries, provided that such transferees agree to be bound by the restrictions contained in this paragraph; and

                           (ii) Radnor will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriters of the Shares to be purchased by the Underwriters from Radnor.

                  (e) The Company and each of the Selling Stockholders covenant and agree with each other and covenant and agree with the Underwriters that the 300,000 Other Purchasers Standby Shares to be sold and the [343,000] shares of Common Stock to be sold to the Musser Group upon exercise of the Musser Rights shall be deemed to be sold by the Selling Stockholders on an equal basis.

         7.       Payment of Expenses; Fees.
                  -------------------------

                  (a) As compensation to the Underwriters for their services in connection with the transactions contemplated by this Agreement and their commitment hereunder, the Company and each of the Selling Stockholders hereby agree, jointly and severally, to pay to the Underwriters, by wire transfer, on the sixth business day following the Expiration Date, an amount equal to the sum of (i) 3% of the Exercise Price of each share of Common Stock subject to Rights, and (ii) an additional fee of 4% of the Exercise Price of each share (other than the Option Shares) purchased by the Underwriters pursuant to Section 3(a) of this Agreement or upon the exercise of Rights by the Underwriters if such Rights were purchased by the Underwriters at a time when the Common Stock was trading (on a "when-issued" basis) at a per share price of less than the Exercise Price or with the prior acknowledgement of Safeguard that the Underwriters would be entitled to receive such compensation pursuant to the exercise of such Rights. As compensation to the Underwriters for their commitment hereunder, the Company hereby agrees to pay the Underwriters, by wire transfer, on each Option Closing Date an amount equal to 7% of the Exercise Price for each Option Share purchased on such date by the Underwriters. As additional compensation to the Underwriters for their commitment hereunder, the Company shall reimburse the Underwriters, by wire transfer on the sixth business day following the Expiration Date, for a non-accountable expense allowance of (i) $125,000 if, on the Expiration Date, the closing price for the Common Stock was trading (on a "when-issued" basis) at a per share price of less than $10.00, (ii) $50,000 if, on the Expiration Date, the closing price for the Common Stock was trading (on a "when- issued basis) at a per share price between $10.00 and $12.00 or (iii) no expense allowance if, on the Expiration Date, the closing price for the Common Stock was trading (on a "when-issued" basis) at a per share price greater than $12.00.

                  (b) The Company hereby agrees to pay all expenses and fees incident to the performance of the obligations by the Company and the Selling Stockholders under this Agreement, including all expenses and fees of the Company and the Selling Stockholders incurred in connection with or by (i) the engagement of accountants, counsel for the Company, counsel for Safeguard, the Rights Agent and the Transfer Agent and Registrar for the Common Stock, (ii) preparation, duplication, printing, filing and distribution of the registration statement originally filed with respect to the Shares and any amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and related documents used in connection with the Offering, including in each case the cost of all copies supplied to the Underwriters in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of certificates representing the Rights and the Shares, (iv) the qualification of the Shares under state securities or "Blue Sky" laws, including filing fees, costs of printing and mailing of a "Preliminary Blue Sky Memorandum" and "Final Blue Sky Memorandum" and disbursements and fees of Underwriters' Counsel in connection with the review of such materials (which shall be paid at the Closing), (v) the approval of the Common Stock and Rights for quotation on the Nasdaq National Market, (vi) the filing fees of the Underwriters in connection with any filings required to be made with the NASD and (vii) travel and out of pocket expenses of the Company and Safeguard in connection with meetings with prospective investors in the Shares (other than such expenses as shall have been specifically approved in writing by the Underwriters to be paid for by the Underwriters), and (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

                  (c) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 8, Sections 12(a)(vii) or (a)(viii), or Section 13, the Company hereby agrees to reimburse and indemnify the Underwriters for all of their reasonable accountable out-of-pocket expenses, including the reasonable fees and disbursements of Underwriters' Counsel and any of the state securities, "Blue Sky" and NASD fees and expenses identified in Sections 7(b)(iv) and 7(b)(vi) above, that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

         8.       Conditions of the Underwriters' Obligations.
                  -------------------------------------------

                  The obligations of the Underwriters to purchase and pay for the Shares shall be subject, in their sole discretion, to the accuracy of the representations and warranties of the Company and each of the Selling Stockholders herein as of the date hereof and as of the Closing Date, as if they had been made on and as of the Closing Date, to the accuracy on and as of the Closing Date of the statements of the officers of the Company, Safeguard and Radnor and of each of the Sanchez Selling Stockholders made in certificates delivered pursuant to the provisions hereof, to the performance by the Company, Radnor, the Sanchez Selling Stockholders and Safeguard on and as of the Closing Date of their respective covenants and obligations hereunder, and to the following further conditions:

                  (a) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than the first full business day next following the date hereof or such later date and time as shall have been consented to in writing by the Underwriters. If required, the Prospectus shall have been timely filed with the Commission in accordance with Rule 424(b) of the Rules and Regulations. If required, any amendment or supplement to the Prospectus shall have been filed in accordance with Rule 424(c) under the Act. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any of the Selling Stockholders, or the Underwriters, shall be contemplated by the Commission. The Company shall have complied, to the reasonable satisfaction of the Underwriters and Underwriters' Counsel, with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

                  (b) The Underwriters shall not have advised the Company or the Selling Stockholders that, in the opinion of the Underwriters or Underwriters' Counsel, (i) the Registration Statement, or any amendment thereto, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Prospectus, or any amendment or supplement thereto, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) The Underwriters shall have received from Underwriters' Counsel an opinion dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and such other related matters as the Underwriters reasonably may request. Underwriters' Counsel shall have received from the Company, Radnor, the Sanchez Selling Stockholders and Safeguard such papers and information as they may request to enable them to review or pass upon such matters or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, or covenants of the Company, Radnor, the Sanchez Selling Stockholders or Safeguard contained herein.

                  (d) The Underwriters shall have received from Morgan Lewis & Bockius LLP, counsel to the Company and the Selling Stockholders an opinion, on or prior to the date Rights certificates and Prospectuses are first mailed to Safeguard Shareholders and on the Closing Date, dated the respective dates thereof and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                           (i) The Company and each of its subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified to transact business as foreign corporations and are in good standing in each jurisdiction in which the Company has represented to such counsel that they conduct business;

                           (ii) The Company and each of its subsidiaries have all requisite corporate power and authority necessary or required to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus;

                           (iii) The Company has all requisite power and authority (corporate and other) to enter into this Agreement and the Rights Agent Agreement and to consummate the transactions provided for herein and therein; and this Agreement and the Rights Agent Agreement have each been duly authorized, executed and delivered by the Company. Each of this Agreement, assuming due authorization, execution and delivery by the Underwriters, and the Rights Agent Agreement, assuming due authorization, execution and delivery by the parties thereto other than the Company and the Selling Stockholders constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting creditors' rights generally or by general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy. The Company's execution and delivery of this Agreement and the Rights Agent Agreement, its performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or equities of any kind whatsoever upon, any right, property or asset (tangible or intangible) of the Company or any of its subsidiaries pursuant to the terms of (A) the charter or bylaws, each as amended through the date of the opinion, of the Company and each of its subsidiaries, (B) any material lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except that such counsel need not express an opinion with respect to any violation based upon any covenant of a financial or numerical nature or that requires arithmetic computation and such counsel has not otherwise known of or had reason to expect the occurrence of such default, or (C) any statute, rule or regulation or, to the knowledge of Company counsel, any judgment, decree or order applicable to the Company or any of its subsidiaries or any of their respective activities or properties adopted or issued by an arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective activities or properties (other than such as may be required under state securities or "Blue Sky" laws and such as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters);

                           (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or, to such counsel's knowledge, any court is required in connection with the issuance of the shares of Common Stock to be sold by the Company, the Company's performance of its obligations hereunder, the Offering, or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and except such other approvals as have been obtained and remain in full force and effect. Upon the effectiveness of the Registration Statement, the Common Stock will be registered pursuant to Section 12(g) of the Exchange Act, and will be included in the Nasdaq National Market;

                           (v) At the date or dates indicated in the Prospectus, the authorized, issued and outstanding capital stock of the Company was as set forth therein, and conformed as to legal matters, to the extent that it constitutes matters of law or legal conclusions, to the description thereof contained therein under the captions "CAPITALIZATION" and "DESCRIPTION OF CAPITAL STOCK." All of the issued shares of Common Stock of the Company (including the Shares sold by the Selling Stockholders) have been duly authorized and validly issued, and are fully paid and non-assessable; the holders thereof are not subject to personal liabilities solely by reason of holding such shares; and none of such shares have been issued in violation of the preemptive rights of any security holders of the Company known to Company counsel. The Shares to be sold by the Company have been duly authorized and, when paid for in accordance herewith, will be validly issued, fully paid and non-assessable, and with no personal liability resulting solely from the ownership thereof. Upon the issuance and delivery pursuant to this Agreement of the Shares to be sold by the Company, assuming the Underwriters do not have knowledge of any Adverse Claim, the Underwriters will acquire good and marketable title to such Shares free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or like equities of any kind whatsoever. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation or By-Laws, each as amended to date, or pursuant to any agreement among stockholders to which the Company is a party or of which it has knowledge, and the Shares to be sold by the Company are not subject to any preemptive or other similar rights of any security holder. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. Except as described in the Prospectus with respect to stock options (and shares issuable upon exercise thereof) that may be registered by the Company in a registration statement on Form S-8, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company which are exercisable for or convertible or exchangeable for securities of the Company have the right (which has not been waived) to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company within the period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days after the Expiration Date or to require the Company to file a registration statement under the Act during such period. Based on the form of specimen certificate filed as an exhibit to the Registration Statement, the certificates representing the Shares are in due and proper form;

                           (vi) The Registration Statement has become effective under the Act. Any required filing of the Prospectus pursuant to Rule 424(b) and 430A(a)(3) of the Rules and Regulations has been made in accordance with the time period required thereby. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened, by the Commission;

                           (vii) At the time the Registration Statement was declared effective by the Commission, the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements, and notes thereto, the financial schedules, and the other financial and statistical data included in the Registration Statement or the Prospectus or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                           (viii) Such counsel has reviewed all contracts and other documents referred to in the Registration Statement and the Prospectus, and the summaries of and other disclosures regarding such contracts and other documents included in the Registration Statement and the Prospectus fairly present the information required to be shown with respect thereto. To such counsel's knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that were not filed or disclosed as required;

                           (ix) To such counsel's knowledge, there is not pending or threatened or contemplated against the Company, or involving the properties or business of the Company, any action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding (including those having jurisdiction over environmental or similar matters), domestic or foreign, that (A) is required to be disclosed in the Registration Statement and is not so disclosed, (B) questions the validity of the capital stock of the Company or the validity or enforceability of this Agreement, (C) questions the validity of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, or (D) could materially adversely effect the present or prospective ability of the Company to perform its obligations under this Agreement or result in a Material Adverse Effect;

                           (x) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, nor, by receipt of the proceeds from its sale by it of the Shares pursuant to this Agreement, will the Company become or be deemed to be an "investment company" under such Act;

                           (xi) This Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement have each been executed and delivered by each of the Selling Stockholders. Each of this Agreement, assuming due authorization, execution and delivery by the Underwriters, the Other Purchasers Standby Purchase Agreements, assuming due authorization, execution and delivery by the parties thereto other than the Selling Stockholders, and the Rights Agent Agreement, assuming due authorization, execution and delivery by the parties thereto other than the Selling Stockholders and the Company, constitutes the legal, valid and binding obligation of each of the Sanchez Selling Stockholders, enforceable against each of the Sanchez Selling Stockholders in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting creditors' rights generally or by general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy. Each of the Sanchez Selling Stockholders' execution and delivery of this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement, each of the Sanchez Selling Stockholders' performance of his obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or equities of any kind whatsoever upon, any right, property or asset (tangible or intangible) of each of the Sanchez Selling Stockholders pursuant to the terms of (A) any material lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement (including any related to indebtedness) or any other agreement or instrument to which each of the Sanchez Selling Stockholders is a party or by which he is or may be bound or to which any of his respective properties or assets (tangible or intangible) is or may be subject, or
         (B) any statute, judgment, decree, order, rule or regulation known to such counsel of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body having jurisdiction over each of the Sanchez Selling Stockholders (provided that as of the first date of the opinion only, such opinion need not express any opinion set forth above with respect to the Other Purchasers Standby Purchase Agreements that have not theretofore been executed and delivered);

                           (xii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or, to such counsel's knowledge, any court is required in connection with the issuance of the shares of Common Stock to be sold by each of the Sanchez Selling Stockholders, each of the Sanchez Selling Stockholders' performance of his obligations hereunder, the Offering, or the consummation by each of the Sanchez Selling Stockholders of the other transactions contemplated hereby, except such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and except such other approvals as have been obtained and remain in full force and effect;

                           (xiii) Each of the Sanchez Selling Stockholders has full right, power and authority to enter into this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement and to sell, transfer and deliver the shares of Common Stock proposed to be sold by him hereunder on such Closing Date, the shares of Common Stock to be sold by him upon the exercise of the Rights and the shares of Common Stock to be sold by him pursuant to the Other Purchasers Standby Purchase Agreements; and upon delivery to the Underwriters of the Common Stock to be sold to them by each of the Sanchez Selling Stockholders against payment therefor in accordance with this Agreement, the Underwriters, assuming that they have purchased such Common Stock in good faith and without notice of any adverse claim, will acquire good and marketable title to such Common Stock free and clear of all liens;

                           (xiv) No transfer taxes are required to be paid in connection with the sale and delivery of the Common Stock by the Company and the Selling Stockholders to the Underwriters hereunder;

                           (xv) The certificates evidencing the Rights to be distributed to the Safeguard Shareholders and the shares of Common Stock to be delivered hereunder are in due and proper form under Pennsylvania law; and

                           (xvi) All of the Rights have been duly authorized and validly issued, and, when issued and distributed as set forth in the Prospectus, will be legally issued and valid and binding obligations of the Company having the rights summarized in the Prospectus; and none of such Rights will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Articles of Incorporation, as amended, the Company's By-Laws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

                           (xvii) Safeguard has the legal right and power to enter into this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement and to sell, transfer and deliver hereunder the Shares proposed to be sold by it hereunder. This Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement have each been duly authorized by Safeguard, have been duly executed and delivered by or on behalf of Safeguard and constitute the legal, valid, and binding obligations of Safeguard enforceable against Safeguard in accordance with their respective terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity and except as rights to indemnity and contribution hereunder or thereunder may be limited by applicable law, statutory duties or public policy (provided that as of the first date of the opinion only, such opinion need not express any opinion set forth above with respect to the Other Purchaser Standby Purchase Agreements that have not theretofore been executed and delivered);

                           (xviii) The execution and delivery of this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement, the performance by Safeguard of its obligations hereunder and thereunder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the Articles of Incorporation or By-Laws of Safeguard, as amended through the date of the opinion, (B) any lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, loan or credit agreement or any other agreement or instrument, known to such counsel, to which Safeguard is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, prospects, value, operation, properties, results of operation or business of Safeguard and does not and would not interfere with the Offering, or (C) any statute, judgment, decree, order, rule or regulation, known to such counsel, applicable to Safeguard or any of its activities or properties adopted or issued by any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), having jurisdiction over Safeguard or any of its activities or properties, in each case except where such breach, violation or default would not (i) affect the enforceability of this Agreement, the Other Purchasers Standby Purchase Agreements or the Rights Agent Agreement, (ii) affect the Offering or the sale of the Common Stock contemplated hereby, or (iii) have a material impact, financial or otherwise, on Safeguard or any of its subsidiaries. To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by Safeguard of the transactions contemplated herein, in the Other Purchasers Standby Purchase Agreements or in the Rights Agent Agreement, except such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and except such other approvals as have been obtained and remain in full force and effect;

                 (xix) To such counsel's knowledge, Safeguard has title to the Shares proposed to be sold by Safeguard hereunder free of any adverse claims and upon delivery of and payment for such Shares hereunder, assuming that each Underwriter is a Bona Fide Purchaser, the Underwriters will acquire title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, preemptive rights, voting trusts, adverse claims or other defects of title whatsoever;

                 (xx) The descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto of agreements, whether written or oral, and of other documents to which Safeguard or any of its affiliates (other than the Company or any of its subsidiaries) is a party, are accurate and fairly present the information required to be shown with respect thereto by Form S-1 under the Act. There are no agreements, whether written or oral, or other documents to which Safeguard or any of its affiliates (other than the Company or any of its subsidiaries) is a party, which, to the knowledge of such counsel, exist that are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required; and

                 (xxi) The Musser Agreement has been duly executed by the Musser Group and constitutes the valid, legal and binding obligation of the Musser Group, enforceable against the Musser Group in accordance with its terms.

                 (xxii) Radnor has the legal right and power to enter into this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement and to sell, transfer and deliver hereunder the Shares proposed to be sold by it hereunder. This Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement have each been duly authorized by Radnor, have been duly executed and delivered by or on behalf of Radnor and constitute the legal, valid, and binding obligations of Radnor enforceable against Radnor in accordance with their respective terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity and except as rights to indemnity and contribution hereunder or thereunder may be limited by applicable law, statutory duties or public policy (provided that as of the first date of the opinion only, such opinion need not express any opinion set forth above with respect to the Other Purchaser Standby Purchase Agreements that have not theretofore been executed and delivered);

                 (xxiii) The execution and delivery of this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement, the performance by Radnor of its obligations hereunder and thereunder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under
         (A) the relevant organizational documents or Partnership Agreement of Radnor, as amended through the date of the opinion, (B) any lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholder agreement, note, loan or credit agreement or any other agreement or instrument, known to such counsel, to which Radnor is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, prospects, value, operation, properties, results of operation or business of Radnor and does not and would not interfere with the Offering, or (C) any statute, judgment, decree, order, rule or regulation, known to such counsel, applicable to Radnor or any of its activities or properties adopted or issued by any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), having jurisdiction over Safeguard or any of its activities or properties, in each case except where such breach, violation or default would not (i) affect the enforceability of this Agreement, the Other Purchasers Standby Purchase Agreements or the Rights Agent Agreement, (ii) affect the Offering or the sale of the Common Stock contemplated hereby, or (iii) have a material impact, financial or otherwise, on Radnor or any entity owned or controlled by it. To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by Radnor of the transactions contemplated herein, in the Other Purchasers Standby Purchase Agreements or in the Rights Agent Agreement, except such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and except such other approvals as have been obtained and remain in full force and effect;

                 (xxiv) To such counsel's knowledge, Radnor has title to the Shares proposed to be sold by Radnor hereunder free of any adverse claims and upon delivery of and payment for such Shares hereunder, assuming that each Underwriter is a Bona Fide Purchaser, the Underwriters will acquire title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, preemptive rights, voting trusts, adverse claims or other defects of title whatsoever;

                 (xxv) The descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto of agreements, whether written or oral, and of other documents to which Radnor or any of its affiliates (other than the Company or any of its subsidiaries) is a party, are accurate and fairly present the information required to be shown with respect thereto by Form S-1 under the Act. There are no agreements, whether written or oral, or other documents to which Radnor or any of its affiliates (other than the Company or any of its subsidiaries) is a party, which, to the knowledge of such counsel, exist that are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required; and

                       In addition, such opinion shall contain statements
             substantially to the following effect:

                 In the course of the preparation by the Company and its counsel of the Registration Statement and the Prospectus, such counsel attended conferences with certain of the officers of, and the independent public accountants for, the Company, at which the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the Closing Date, such counsel attended additional conferences with certain of the officers of, and the independent public accountants for, the Company, at which the contents of the Registration Statement and the Prospectus were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company, Radnor and Safeguard, no facts have come to such counsel's attention that cause such counsel to believe that (x) the Registration Statement, at the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact relating to Safeguard or Radnor or any of their affiliates (other than the Company or Radnor) required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact relating to Safeguard or Radnor or any of its affiliates (other than the Company or Radnor) required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           The Underwriters are entitled to rely on the opinion of such firm, filed as an exhibit to the Registration Statement, as to the matters discussed in the Prospectus under the heading "THE OFFERING -- Federal Income Tax Consequences" in the Prospectus.

           In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of the Sanchez Selling Stockholders and of responsible officers of the Company, Radnor and Safeguard, as appropriate, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate or partnership existence or good standing of the Company, Radnor or Safeguard, provided that copies of any such statements or
                                  --------
certificates shall be delivered to Underwriters' Counsel if requested.

           (e) The Underwriters shall have received a certificate, dated the Closing Date, of the Company signed by each of the President and Chief Executive Officer and the Vice President and Chief Operating Officer of the Company to the effect that each of such officers has carefully examined the Registration Statement, the Prospectus and this Agreement and, to his best knowledge, that:

                 (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied in all material respects with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of such officers' knowledge, are contemplated or threatened by the Commission; and

                 (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (A) there has been no material adverse change, or development involving a prospective material adverse change

         (including a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, on a consolidated basis, except in each case as described in or contemplated by the Prospectus; (B) neither the Company nor any of its subsidiaries has entered into any transactions not in the ordinary course of business; (C) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, other than as disclosed in the Registration Statement and the Prospectus; (D) neither the Company nor any of its subsidiaries has sustained a loss material to the Company and its subsidiaries on a consolidated basis, by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or from any legal or governmental proceeding; (E) no action, suit or proceeding, at law or in equity, is pending or, to the knowledge of such officer, threatened against the Company or any of its subsidiaries or affecting any of their respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency that (1) alleges that the conduct of such business as currently conducted or as proposed to be conducted infringes on any trademarks, service marks, copyrights, service names, trade names, patents or patent applications currently held by any third party and (2) if decided unfavorably may have a Material Adverse Effect; and (F) there has not occurred any other event required to be set forth in the Prospectus that has not been so set forth.

           Except as otherwise provided in clause (iii)(A) above, references to the Prospectus and Registration Statement in this Section 8(e) shall include any amendment or supplement thereto at the date of such opinion.

           (f) The Underwriters shall have received a certificate, dated the Closing Date, of each of the Chairman and the Vice President and General Counsel of Safeguard to the effect that such officers have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of Safeguard in this Agreement are true and correct on and as of the Closing Date, and that Safeguard has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

           (g) The Underwriters shall have received a certificate, dated the Closing Date, of the General Partner of Radnor to the effect that such General Partner has carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of Radnor in this Agreement are true and correct on and as of the Closing Date, and that Radnor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

           (h) The Underwriters shall have received a certificate, dated the Closing Date, from each of the Sanchez Selling Stockholders to the effect that he has carefully examined the Registration Statement, Prospectus and this Agreement and that his representations and warranties in this Agreement are true and correct on and as of the Closing Date, and that he has complied with all agreements and satisfied all conditions on his part to be performed or satisfied at or prior to the Closing Date.

           (i) The Underwriters shall have received from Coopers & Lybrand letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters and Underwriters' Counsel, with respect to matters set forth below relating to each of the years ended December 31, 1993, 1994 and 1995:

                 (i) confirming that they are and were independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations;

                 (ii) stating that it is their opinion that the audited financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                 (iii) stating that, on the basis of certain procedures which included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of meetings and actions of the shareholders and board of directors and the various committees of the board of directors of the Company, inquiries of officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements, if any, and schedules of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the consolidated audited financial statements of the Company included in the

           Registration Statement and the Prospectus, (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or consolidated long-term debt of the Company, or any decrease in the consolidated stockholders' equity, or net current assets of the Company, in each case, as compared with amounts shown in the December 31, 1995 consolidated balance sheet included in the Registration Statement and the Prospectus, except for changes set forth in such letter, and (C) during the period from December 31, 1995 to such specified date, there was any decrease in consolidated revenues, income before income taxes, or net income, or any decrease in net income per common share of the Company, in each case as compared with the corresponding period beginning January 1, 1995, except for changes set forth in such letter;

                 (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                 (v) statements as to such other matters incident to the transaction contemplated hereby as the Underwriters may reasonably request.

           In the event that either of the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition of the obligations of the Underwriters that (A) such letter shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Underwriters, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the registration statement originally filed with respect to the Shares, as amended as of the date hereof.

           References to the Registration Statement and the Prospectus in this Section 8(i) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

           (j) The Associated Person Lock-Ups with respect to each person listed on Schedule A annexed hereto and the Musser Lock-Up shall be in full force and effect.

           (k) The outstanding shares of Common Stock and the shares of Common Stock to be issued by the Company as contemplated by this Agreement shall have been approved for quotation on the Nasdaq National Market (upon notice of issuance in the case of the latter shares).

           (l) No order suspending the sale of the Shares in any jurisdiction designated by the Underwriters pursuant to Section 6(a)(iv) hereof shall be in effect on the Closing Date and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated.

           (m) The Other Purchasers and the Selling Stockholders shall have entered into the Other Purchasers Standby Purchase Agreements, copies of the same shall have been delivered to the Underwriters at least ten days prior to the Closing Date and the sale of the 300,000 shares of Common Stock to the Other Purchasers pursuant to the Other Purchasers Standby Purchase Agreements shall have been consummated at a per share purchase price of not less than $____________.

           (n) The Musser Group shall have exercised all of the Rights distributed to it and purchased [343,000] shares of Common Stock in connection therewith.

           (o) On or prior to the date that Rights certificates are first mailed to Safeguard Shareholders and on the Closing Date, dated the respective dates thereof and in form and substance satisfactory to Underwriters' counsel, the Company and the Selling Stockholders shall furnish to the Underwriters such information, certificates and documents as either of the Underwriters may reasonably request.

           If any condition of the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Underwriters may terminate this Agreement or, if the Underwriters so elect, they may waive any such conditions that have not been fulfilled or extend the time for their fulfillment; provided, however, that if the Underwriters waive the
                       --------  -------
fulfillment of Section 8(m) and 8(n) hereof due to the failure of the Selling Stockholders to sell all of the Other Purchasers Standby Shares, the Underwriters agree to purchase, at a price of $______ per share, all of the Other Purchasers Standby Shares that have not been sold pursuant to the Other Purchasers Standby Purchase Agreements as well as all other Shares required to be purchased by the Underwriters pursuant to this Agreement. In the event the Underwriters so elect to terminate this Agreement, all Rights and the Other Purchasers Standby Purchase Agreements shall become immediately null and void and any payments received by the Company or the Selling Stockholders in respect of the exercise price relating thereto shall be promptly returned. All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and Underwriters' Counsel. The Company shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriters and Underwriters' Counsel shall reasonably request.

           The obligations of the Underwriters to purchase and pay for any Option Shares after having exercised an option set forth in Section 3(b) hereof shall be subject, in its discretion, to each of the foregoing conditions of this Section 8 to purchase the Excess Unsubscribed Shares, with all references to the Excess Unsubscribed Shares and the Closing Date being deemed to refer to such Option Shares and the related Option Closing Date, respectively.

     9.    Indemnification.
           ---------------

           (a) The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

           (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Stockholders and each person who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the Provided Information.

           (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or any Selling Stockholder and such control persons of any Selling Stockholder, as applicable, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraphs (a) and
(b) of this Section 9 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person there- under, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company or the Selling Stockholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company or the Selling Stockholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective number of Shares set forth opposite their names in Schedule B hereto, and not joint.

                  (f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors, or any Selling Stockholder or any other person controlling the Company or any Selling Stockholder and (iii) acceptance of and payment for any of the Shares.

         10.  Representations and Agreements to Survive Delivery.
              --------------------------------------------------

         All representations, warranties, agreements and covenants contained in this Agreement or contained in certificates of each of the Sanchez Selling Stockholders, of officers of the Company or of Safeguard or of the General Partner of Radnor submitted pursuant hereto, shall be deemed to be representations, warranties, agreements and covenants at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties, agreements and covenants of the Underwriters, each of the Sanchez Selling Stockholders, Radnor, the Company and Safeguard, and the indemnity agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, each of the Sanchez Selling Stockholders, Radnor, the Company and Safeguard, or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the Underwriters, provided that to the extent any such representations,
--------
warranties, agreements or covenants are expressly waived in writing by the Underwriters, the survival of the same shall be as set forth in such waiver, or, if not so set forth, as provided in this Section 10.

         11.  Effective Date.
              --------------

              This Agreement shall become effective at 9:00 a.m., New York City time, on the next full business day following the date hereof or upon the commencement of the rights offering, whichever is earlier; provided, however,
                                                           --------- -------
that the provisions of Sections 6, 7, 9 and 10 of this Agreement shall at all times be effective.

         12.  Termination.
              -----------

         (a) Subject to subsection (c) of this Section 12, the Underwriters shall have the right to terminate this Agreement (i) if any calamitous domestic or international event or act or occurrence has disrupted or, in the Underwriters' opinion, will in the immediate future materially disrupt, the general securities market in the United States; (ii) if trading in the Common Stock (on a when-issued basis) shall have been suspended by the Commission or the Nasdaq National Market; (iii) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; (iv) if the United States shall have become involved in a war or major hostilities which, in the Underwriters' opinion, will affect the general securities market in the United States; (v) if a banking moratorium has been declared by a New York, Virginia, Pennsylvania or federal authority; (vi) if a moratorium in foreign exchange trading has been declared; (vii) if the Company shall have sustained a loss material to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or any legal or governmental proceeding; (viii) if there shall have been such material adverse change, or any development involving a prospective material adverse change (including a change in management or control of the Company) in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company since December 31, 1995; or (ix) on any date commencing on the date hereof and ending on the Closing Date, if there shall be such material adverse market conditions (whether occurring suddenly or gradually between the date hereof and the Closing Date) affecting the markets generally or technology issues particularly as in the Underwriters' reasonable judgment would make it inadvisable to proceed with the offering, sale or delivery of the Shares.

                  (b) If the Underwriters elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 12, they shall so notify the Company on the same day as such election is made by telephone or telegram, confirmed by letter.

                  (c) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including pursuant to Section 13 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 7 and Section 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         13.  Default by the Company or the Selling Stockholders.
              --------------------------------------------------

         If the Company or any of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Excess Unsubscribed Shares to be sold and delivered by the Company or the Selling Stockholders at the Closing Date or the Option Shares to be sold and delivered by the Company at any Option Closing Date under the terms of this Agreement, then the Underwriters may at their option, by written notice to the Company and the Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party other than pursuant to Section 12 or (b) purchase the Shares which the Company and the Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure of the Selling Stockholders to sell and deliver as referred to in this Section, either the Underwriters or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, as may be effected. No action taken pursuant to this Section shall relieve the Company or the Selling Stockholders from liability in respect of such default.

         14.  Notices.
              -------

         All notices and communications hereunder may be mailed or transmitted by any standard form of telecommunication and, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given when delivered to a notice party hereto at the address specified herein or at the address subsequently communicated in writing by the notice parties. Notices to the Underwriters shall be directed to the Underwriters in care of J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260,
Attention: [Jean Robinson], Vice President and Wheat, First Securities, Inc., Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia 23219, Attention:
[Matthew G. Thompson], Vice President, with a copy to Drinker Biddle & Reath,
1000

Westlakes Drive, Suite 300, Five Westlakes, Berwyn, Pennsylvania, 19132, Attention: Robert H. Strouse, Esq. Notices to the Company shall be directed to the address of the Company as set forth on the facing page to the Registration Statement, with a copy to Morgan, Lewis and Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, Attention: N. Jeffrey Klauder, Esq. Notices to Safeguard shall be directed to Safeguard Scientifics, Inc., 800 Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 1987,
Attention: James A. Ounsworth, Esq., with a copy to Morgan, Lewis and Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, Attention: N. Jeffrey Klauder, Esq. In each case a party may change its address for notice hereunder by a written communication to the other parties.

         15.  Parties.
              -------

         This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, each of the Sanchez Selling Stockholders, Radnor and Safeguard and the controlling persons, directors and officers or general partners referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

         16.  Construction.
              ------------

         This Agreement shall be governed by the laws of the State of New York without giving effect to the choice of law or conflict of laws principles thereof. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

         17.  Counterparts.
              ------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

         18.  Entire Agreement.
              ----------------

         This Agreement contains the entire agreement between parties hereto in connection with the subject matter hereof.

         If the foregoing correctly sets forth the understanding among the Underwriters, Michael Sanchez, Frank Sanchez, Radnor, the Company and Safeguard, please so i ndicate in the space provided below for that purpose, thereupon this letter shall constitute a binding agreement among us.

                                          Very truly yours,

                                          SANCHEZ COMPUTER ASSOCIATES,

                                          INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          SAFEGUARD SCIENTIFICS, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          RADNOR VENTURE PARTNERS, a

                                          -------------------
                                          partnership, by its general
                                          partner,
                                                   -------------------
                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          --------------------------------------
                                          Michael A. Sanchez

                                          --------------------------------------
                                          Frank R. Sanchez

                       [signatures continued on next page]

                    [signatures continued from previous page]

Confirmed and accepted
as of the date first
above written:

J.P. MORGAN SECURITIES INC.                 WHEAT, FIRST SECURITIES, INC.

By:                                         By:
   -------------------------                   -----------------------------
      Name:                                          Name:
      Title:                                         Title:

                                                                      Schedule A

Name

Safeguard Scientifics, Inc.
Radnor Venture Partners, L.P.
Lawrence Chimerine
Stewart A. Jack
Richard H. Jefferson
Deborah C. Kovacs
John D. Loewenberg
Ira M. Lubert
Thomas C. Lynch
Thomas F. McAllister
Dan S. Russell
Michael A. Sanchez
Frank R. Sanchez
Michael L. Turner
Joseph F. Waterman

                                                                      Schedule B

Name of Underwriters                        % of Underwriter Shares
--------------------                        -----------------------
J.P. Morgan Securities Inc.

Wheat, First Securities, Inc.